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                                                                    EXHIBIT 99.1

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              LASERTECHNICS, INC.


         Lasertechnics, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

         RESOLVED, that Article FOURTH of the Certificate of Incorporation is hereby amended by adding thereto the following new paragraph (d) to the end thereof:

         "(d) Reverse Split.

         (A) Share Value Change. Effective immediately upon the filing of this Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware (and without any further action on the part of the Corporation or any stockholder), the outstanding shares of Common Stock, Non-Voting Common Stock, Series A Convertible Preferred stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock, shall be and hereby are combined and reclassified as follows: (i) each share of Common Stock shall be reclassified as and converted into one-twentieth of a share of Common Stock; (ii) each share of Non-Voting Common Stock shall be reclassified as and converted into one-twentieth of a share of Non-Voting Common Stock;
(iii) each share of Series A Convertible Preferred stock shall be reclassified as and converted into one-twentieth of a share of Series A Convertible Preferred Stock; (iv) each share of Series B Convertible Preferred stock shall be reclassified as and converted into one-twentieth of a share of Series B Convertible Preferred stock; and (v) each share of Series C Convertible Preferred Stock shall be reclassified as and converted into one-twentieth of a share of Series C Convertible Preferred stock; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fractional share of Common Stock by twenty times the average closing price per share of Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the effective date of this Amendment, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

         (B) Certificate Exchange. Upon the effective time of this Amendment (and subject to the proviso in subparagraph (A) of this paragraph (d), (i) each stock certificate that theretofore represented any shares of capital stock of the Corporation combined and reclassified as provided in this Amendment shall thereafter represent the number of shares of the class or series of capital stock of the Corporation into which such shares shall have been combined and reclassified and (ii) each record holder of such a certificate shall be entitled to





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receive upon surrender thereof, a new certificate or certificates evidencing and representing the number and type of shares resulting from such combination and reclassification.

         (C) Effect on Stated Value. Effective immediately upon the combination and reclassification of the outstanding shares of Common Stock, Non-Voting Common Stock, Series A Convertible Preferred stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred stock provided for in subparagraph (A) of this paragraph (d), the stated value of Series A Convertible Preferred Stock will be adjusted from $1.30 per share to $26.00 per share, the stated value of Series B Convertible Preferred Stock will be adjusted from $1.30 per share to $26.00 per share, and the stated value of Series C Convertible Preferred Stock will be adjusted from $1.51 per share to $30.20 per share."

         SECOND: That thereafter, pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

         THIRD: That the Amendment was duly adopted in accordance with the provisions of section 242 of the DGCL.

         FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Danny G. Hair, its Senior Vice President and Chief Financial Officer, and attested by Harry S. Budow, its Secretary this 31st day of March, 1998.


                                    LASERTECHNICS, INC.


                                    By: /s/ Danny G. Hair
                                       ---------------------------------------
                                          Danny G. Hair, Senior Vice President
                                          and Chief Financial Officer

ATTEST:


 /s/ Harry S. Budow
------------------------------
Harry S. Budow, Secretary





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